exhibit 99.1



                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Annual report of CareDecision
Corporation (the "Company") on Form 10-KSB for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We,
Robert Cox, President/CEO, and Keith Berman, Treasurer/CFO, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





/s/ Robert Cox
--------------
Robert Cox
President/CEO
April 24, 2003





/s/ Keith Berman
----------------
Keith Berman
Treasurer/CFO
April 24, 2003


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